IMMUNE DESIGN CORP.
2014 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Immune Design Corp., a Delaware corporation (the “Company”), hereby grants restricted stock units relating to the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the Grantee named below. Additional terms and conditions of the grant are set forth on this cover sheet and in the attached Restricted Stock Unit Agreement (together, this “Agreement”), and in the Company’s 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

Grantee Name: _________________________
Grant Date: ___________________________
Number of Restricted Stock Units granted: _______________
Vesting Start Date: ___________________
Vesting Schedule:

By your signature below, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which will be provided on request. In connection with your receipt of the Restricted Stock Units, you are simultaneously entering into a trading arrangement that complies with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (a “10b5-1 Plan”). As of the date of this Agreement, you acknowledge that you are not aware of any material nonpublic information concerning the Company or its securities. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this or Agreement should appear to be inconsistent with the Plan. By your signature below, you acknowledge receipt of the Plan prospectus, a copy of which is also provided herewith.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Title:

Attachment
This is not a stock certificate or a negotiable instrument.

IMMUNE DESIGN CORP.
2014 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

Restricted Stock Units
This Agreement evidences an award of restricted stock units in the number set forth on the cover sheet and subject to the vesting and other terms and conditions set forth in this Agreement and in the Plan (the “Restricted Stock Units”). Capitalized terms used in this Agreement but not otherwise defined have the meanings set forth in the Plan.

Restricted Stock Units Transferability
Except to the extent the Plan, Applicable Law, and the Committee permit transfer to a Family Member, your Restricted Stock Units and your rights under this Agreement may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Stock Units be made subject to execution, attachment, or similar process. If you attempt to do any of these things in contravention of the prior sentence, you will immediately forfeit your Restricted Stock Units.

Vesting	Your Restricted Stock Units will vest in accordance with the Vesting Schedule set forth on the cover sheet of this Agreement, subject to your continued Service through each vesting date.
Change in Control
Notwithstanding the Vesting Schedule set forth on the cover sheet, your Restricted Stock Units may potentially accelerate vesting as provided in Section 17 of the Plan in the event of a Change in Control.

Forfeiture of Unvested Restricted Stock Units
In the event that your Service terminates for any reason, you will forfeit to the Company all of the Restricted Stock Units that have not yet vested and you will not receive an issuance of Common Stock or any other consideration in respect of such forfeited Restricted Stock Units.

Leaves of Absence
For purposes of these Restricted Stock Units, your Service does not terminate when you go on a bona fide employee leave of absence that the Company approves in writing if the terms of the leave provided for continued Service crediting or when continued Service crediting is required by Applicable Law or contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employment. The Company, in its sole discretion, determines which leave counts for this purposes and when your Service terminates for all purposes under the Plan.

Delivery
In the event you become vested in any Restricted Stock Units under this Agreement, such Restricted Stock Units shall be settled by delivery of the Common Stock in respect of each such vested Restricted Stock Unit as soon as administratively practicable following the date such Restricted Stock Units vest, but in no event later than thirty (30) days after the applicable vesting date (the “Scheduled Delivery Date”). Alternatively, if you are not permitted to sell any shares of Common Stock on the Scheduled Delivery Date in order to satisfy your obligations to the Company with respect to the Tax Related Items (as defined below), and the Company does not elect to withhold shares from your distribution in order to satisfy such obligations, then such shares shall not be delivered on such Scheduled Delivery Date and shall instead be delivered to you on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market to satisfy your obligations related to the Tax Related Items, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which such Restricted Stock Units vest (the “Delivery Deadline”). Delivery of the shares pursuant to this provision is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner.

Withholding
In the event that the Company determines that any federal, state, local, or foreign tax or withholding payment (“Tax Related Items”) is required relating to this grant of Restricted Stock Units, the issuance of Common Stock in settlement of the Restricted Stock Units, or the payment of dividends, you instruct and authorize the Company and any broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) acceptable to the Company for such purpose to sell on your behalf a whole number of shares of Common Stock from the Common Stock to be delivered in settlement of the Restricted Stock Units as the Company determines is appropriate to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company. Alternatively, if such sale is not possible prior to the Delivery Deadline, the Company will have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any other compensation otherwise payable to you, or (iii) withhold the delivery of vested Common Stock otherwise deliverable under this Agreement to meet such it obligations with respect to any Tax Related Items; provided that any Common Stock so withheld in accordance with this provision will have an aggregate Fair Market Value not exceeding the maximum amount of tax required to be withheld by applicable law.

Regardless of any action the Company takes with respect to any or all Tax Related Items, you acknowledge that the ultimate liability for all Tax Related Items legally due by you is and remains your responsibility and that the Company: (a) makes no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Restricted Stock Units, including the award of the Restricted Stock Units, the vesting of the Restricted Stock Units, the issuance of shares of Common Stock in settlement of the Restricted Stock Units, the subsequent sale of shares acquired at vesting and the receipt of any dividends; and (b) does not commit to structure the terms of the award or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax Related Items.

If the Company satisfies the obligation for Tax Related Items by withholding a number of shares of Common Stock as described above that would otherwise be issuable in settlement of the Restricted Stock Units, you are deemed to have been issued the full number of shares in settlement of such Restricted Stock Units for purposes of satisfying the Company’s obligations to you with respect to such Restricted Stock Units.

The Company may refuse to deliver the shares of Common Stock to you if you fail to comply with your obligations in connection with the Tax Related Items as described in this subsection.

Rule 10b5-1 Plan
You acknowledge that the instruction and authorization to the Company and FINRA Dealer to sell on your behalf in the foregoing “Withholding” section is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934 (the “Exchange Act”), and to be interpreted to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (a “10b5-1 Plan”). This 10b5-1 Plan is adopted to be effective as of the first date on which the Restricted Stock Units vest. This 10b5-1 Plan is being adopted to permit the sale of a whole number of shares awarded upon the vesting of Restricted Stock Units sufficient to generate cash proceeds to pay withholding taxes that become due as a result of this award or the vesting of the Restricted Stock Units. You hereby authorize the FINRA Dealer to sell the number of shares of Common Stock determined as set forth above and acknowledge that the FINRA Dealer is under no obligation to arrange for such sale at any particular price. You hereby appoint the Company as your agent and attorney-in-fact to instruct the FINRA Dealer with respect to the number of shares to be sold under this 10b5-1 Plan. You acknowledge that you will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. You acknowledge that it may not be possible to sell Common Stock during the term of this 10b5-1 Plan due to (a) a legal or contractual restriction applicable to you or to the FINRA Dealer, (b) a market disruption, (c) rules governing order execution priority on the NASDAQ Global Market, (d) a sale effected pursuant to this 10b5-1 Plan that fails to comply (or in the reasonable opinion of the FINRA Dealer’s counsel is likely not to comply) with Rule 144 under the Securities Act of 1933, or (e) if the Company determines that sales may not be effected under this 10b5-1 Plan. You acknowledge that this 10b5-1 Plan is subject to the terms of any policy adopted now or hereafter by the Company governing the adoption of 10b5-1 plans.

You acknowledge that you are not aware of any material, nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement. Alternatively, if you are in possession of such material, nonpublic information as of the date of this Agreement, then you acknowledge that as of the date any sales are effected pursuant to the 10b5-1 Plan you are not aware of any material, nonpublic information with respect to the Company or any securities of the Company. Notwithstanding anything to the contrary set forth herein, if you are aware of such material, nonpublic information both as of the date of this Agreement and as of the date such sales would otherwise be effective, this 10b5-1 sales plan will not be implemented.

Evidence of Issuance
The issuance of the Common Stock with respect to the Restricted Stock Units will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration, issuance of one or more stock certificates, or uncertificated electronic shares.

Retention Rights
This Agreement and the grant of the Restricted Stock Units do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in any employment or other written agreement between you and the Company or any Affiliate, the Company and any Affiliate reserve the right to terminate your Service at any time and for any reason.

Stockholder Rights
You have no voting or other rights as a stockholder of the Company with respect to the Restricted Stock Units except as otherwise explicitly provided herein unless and until the Common Stock relating to the Restricted Stock Units have been issued and either a certificate evidencing the Common Stock has been issued or an appropriate entry has been made on the Company’s books, including any uncertificated electronic shares.

Any stock dividends declared with respect to the Common Stock issuable upon settlement of your Restricted Stock Units will be subject to the same restrictions on vesting and issuance as such Restricted Stock Units. Notwithstanding the foregoing, if the Company declares a cash dividend on the Company’s outstanding Common Stock, unless otherwise determined by the Company, you shall receive an amount of cash equal to the number of unvested Restricted Stock Units you hold under this Agreement as of the dividend record date, multiplied by the amount of the cash dividend per Common Stock, as soon as administratively practical following the declaration of such cash dividend, but in no event later than thirty (30) days after such cash dividend is declared.

The Restricted Stock Units will be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event that the Company is subject to such corporate activity.

Clawback
The Restricted Stock Units are subject to mandatory repayment by you to the Company to the extent you are, or in the future become, subject to (i) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule, or regulation, or (ii) any law, rule, or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule, or regulation. Furthermore, the Restricted Stock Units are subject to mandatory repayment by you to the Company if, as of the Grant Date, the Company has in place a “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

Applicable Law
The validity and construction of this Agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of any other jurisdiction.

The Plan
The text of the Plan is incorporated into this Agreement.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding the Restricted Stock Units. Any prior agreements, commitments, or negotiations concerning the Restricted Stock Units are hereby superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement or any other written agreement between you and the Company or any Affiliate, as applicable, will govern and supersede this Agreement with respect to its subject matter.

Data Privacy
To administer the Plan, the Company may process personal data about you. This data includes, without limitation, information provided in this Agreement and any changes to such information, other appropriate personal and financial data about you, including your contact information, payroll information, and any other information that the Company deems appropriate to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Disclaimer of Rights
The grant of Restricted Stock Units under this Agreement will in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to you. You will have no rights under this Agreement or the Plan other than those of a general unsecured creditor of the Company. Restricted Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the Plan and this Agreement.

Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company’s Secretary to request paper copies of these documents.

Code Section 409A
The grant of Restricted Stock Units under this Agreement is intended to be exempt from Code Section 409A or to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be exempt from or in compliance with Code Section 409A. Notwithstanding anything to the contrary in this Agreement, neither the Company, any Affiliate, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any additional tax or penalty on you under Code Section 409A, and neither the Company, any Affiliate, the Board, nor the Committee will have any liability to you for such tax or penalty.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.